Exhibit 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated May 24, 2002 (except for Note N-2, as to which the date is May 29, 2002) accompanying the consolidated financial statements and schedule of Nathan's Famous, Inc. and subsidiaries appearing in the 2002 Annual Report of the Company on Form 10-K for the year ended March 31, 2002, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.



/s/ GRANT THORNTON LLP

Melville, New York
November 18, 2002